Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE CRISPR THERAPEUTICS AG

2026 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Common Share:	$
Grant Date:
Expiration Date:

Pursuant to the CRISPR Therapeutics AG 2026 Stock Option and Incentive Plan as amended and in effect from time to time (the “Plan”), CRISPR Therapeutics AG (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of common shares specified above (the “Option Shares”), nominal value CHF 0.03 per share of the Company (each a “Common Share” and collectively, the “Common Shares”), at the Option Exercise Price per Common Share specified above subject to the terms and conditions set forth herein and in the Plan.

1.
Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee maintains a continuous Service Relationship with the Company or any Affiliate thereof through and including such dates:

Incremental Number of Option Shares Exercisable*	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

* Max. of $100,000 per yr.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.
Manner of Exercise.
(a)
The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Common Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Shares to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the Common Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Common Shares through the attestation method, the number of Common Shares transferred to the Optionee upon the exercise of the Stock Option shall be net of the Common Shares attested to.

(b)
The Common Shares purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Shares subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Common Shares.

(c)
Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.
Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or any Affiliate thereof is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)
Termination Due to Death. If the Optionee’s Service Relationship with the Company or any Affiliate thereof terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)
Termination Due to Disability. If the Optionee’s Service Relationship with the Company or any Affiliate thereof terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of such Service Relationship, may thereafter be exercised by the Optionee for a period of twelve (12) months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.
(c)
Termination for Cause. If the Optionee’s Service Relationship with the Company or any Affiliate thereof terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d)
Other Termination. If the Optionee’s Service Relationship with the Company or any Affiliate thereof terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship with the Company or any Affiliate thereof shall be conclusive and binding on the Optionee and his or her representatives or legatees. Notwithstanding the foregoing and subject to applicable law, if the Optionee’s Service Relationship is terminated for Cause by the Company or any Affiliate thereof or the Optionee violates any continuing obligation or other post-employment or post-termination obligation Optionee may owe to the Company or any Affiliate thereof, the Company, in the Administrator’s sole discretion, may cause the forfeiture or cancellation of any Award granted to Optionee, whether now existing or hereafter formed, and regardless of the form of such Award.

4.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.
Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.
Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the US Tax Code, but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the US Tax Code, including, but not limited to, holding period requirements. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within thirty (30) days after such disposition.
7.
Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from Common Shares to be issued to the Optionee a number of Common Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.
8.
No Obligation to Continue Service Relationship. Neither the Company nor any Affiliate thereof is obligated by or as a result of the Plan or this Agreement to maintain a Service Relationship with Optionee, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate thereof to terminate any Service Relationship of the Optionee at any time.
9.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
12.
Clawback Acknowledgement. The Optionee acknowledges that the Optionee may become subject to the Clawback Policy. The Optionee understands that if the Optionee is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Optionee pursuant to such means as the Company and/or the Board may elect. The Optionee agrees that the Optionee shall take all required action to enable such recovery. The Optionee understands that such recovery may be sought and occur after the Optionee’s employment or service with the Company terminates. The Optionee further agrees that the Optionee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forego such indemnification. The Optionee acknowledges and agrees that the Optionee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Optionee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for a “Good Reason” (to the extent applicable and as defined in any agreement between the Optionee and the Company or an Affiliate of the Company) or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Optionee, or (ii) to constitute a breach of a contract or other arrangement to which the Optionee is a party. This Section 12 is a material term of this Agreement.

[Signature page follows]

CRISPR THERAPEUTICS AG

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:

Optionee’s Signature

Optionee’s name and address: